UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported): June 30, 2015

ENZON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-12957	22-2372868
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

20 Kingsbridge Road, Piscataway, New Jersey (Address of principal executive offices)	08854 (Zip Code)

(732) 980-4500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2015 annual meeting of stockholders of Enzon Pharmaceuticals, Inc. (the “Company”) was held on June 30, 2015. At the 2015 annual meeting of stockholders, the Company’s stockholders voted on the following matters as described in the Company’s proxy materials: (1) the election of three directors, each for a one-year term expiring at the Company’s next annual meeting of stockholders and until such director’s successor is elected and qualified, (2) the ratification of the adoption of the Company’s Section 382 rights agreement, (3) the ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 and (4) the approval, on an advisory basis, of the compensation of the Company’s named executive officers. A total of 32,655,952 shares of common stock were present or represented by proxy at the 2015 annual meeting of stockholders, representing approximately 73.9% of the total shares of common stock entitled to vote at the 2015 annual meeting of stockholders.

1.	Election of Directors – The Company’s stockholders elected each of the following individuals as a director for a one-year term expiring at the Company’s next annual meeting of stockholders and until such director’s successor is elected and qualified, as set forth below:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Jonathan Christodoro	13,322,692	3,275,554	41,977	16,015,729
Odysseas Kostas	16,040,976	564,794	34,453	16,015,729
Jennifer I. McNealey	16,426,361	185,002	28,860	16,015,729

2.	Ratification of the adoption of the Company’s Section 382 rights agreement – This proposal was approved as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,363,416	211,225	65,582	16,015,729

3.	Ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 – This proposal was approved as set forth below:

Votes For	Votes Against	Abstentions
31,576,416	700,549	378,987

4.	Approval, on an advisory basis, of the compensation of the Company’s named executive officers – This proposal was approved as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,259,289	284,366	96,568	16,015,729

Item 8.01.	Other Events.

Special Cash Dividend

On June 30, 2015, the Company’s Board of Directors (the “Board”) declared a special cash dividend of $0.50 per share of the Company’s common stock, payable on August 12, 2015 to stockholders of record as of July 21, 2015.

Board and Committee Appointments

On June 30, 2015, the Board re-appointed Jonathan Christodoro as Chairman of the Board.

On June 30, 2015, the Board re-appointed Jonathan Christodoro as Chairman of the Finance and Audit Committee and Odysseas Kostas and Jennifer I. McNealey as members of the Finance and Audit Committee.

On June 30, 2015, the Board re-appointed Jennifer I. McNealey as Chairwoman of the Compensation Committee and Jonathan Christodoro and Odysseas Kostas as members of the Compensation Committee.

On June 30, 2015, the Board re-appointed Odysseas Kostas as Chairman of the Governance and Nominating Committee and Jonathan Christodoro and Jennifer I. McNealey as members of the Governance and Nominating Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZON PHARMACEUTICALS, INC.
(Registrant)

Date: July 1, 2015	By:	/s/ George W. Hebard III
Name: George W. Hebard III
Title: Interim Principal Executive Officer, Interim Chief Operating Officer and Secretary